Exhibit 107

Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Global Ship Lease, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Depositary Shares, each Depositary Share representing 1/100th of a share of 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock(3)	Rule 457(o) Rule 457(r)	N/A	N/A	$150,000,000	0.00015310	$22,965
	Equity	8.75% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share(3)	Rule 457(o) Rule 457(r)	-	-	-	-	-
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$150,000,000		$22,965
	Total Fees Previously Paid					N/A		-
	Total Fee Offsets					N/A		$16,530
	Net Fee Due							$6,435

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s registration statement on Form F-3ASR filed with the U.S. Securities and Exchange Commission on September 23, 2025 (File No. 333-290461), in accordance with Rule 457(r) and Rule 456(p) under the Securities Act.

(3)
Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement. Depositary receipts issued will represent fractional interests in shares of the registrant’s 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Shares”) and will be distributed to those persons purchasing such fractional interests, and the Preferred Shares will be issued to the depositary under the deposit agreement.

(4)
Global Ship Lease, Inc. previously filed a Registration Statement on Form F-3 with the U.S. Securities and Exchange Commission (File No. 333-267468), which was automatically declared effective upon filing on September 16, 2022 (the “Prior Registration Statement”), registering an indeterminate initial offering price and number of securities. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Global Ship Lease, Inc. deferred payment of the registration fee required for the Prior Registration Statement. Global Ship Lease, Inc. previously registered the Depositary Shares, having an aggregate offering price of up to $150,000,000, offered by means of a prospectus supplement, dated December 29, 2022, filed under Rule 424(b)(5) (the “Prior Prospectus Supplement”) pursuant to the Prior Registration Statement. In connection with the filing of the Prior Prospectus Supplement, Global Ship Lease, Inc. contemporaneously paid a filing fee of $16,530 (the “Initial Fee”). No Depositary Shares were sold pursuant to the Prior Prospectus Supplement and related Prior Registration Statement, resulting in the entire Initial Fee available for future offset. In accordance with Rule 457(p) under the Securities Act, Global Ship Lease, Inc. is using the Initial Fee to partially offset the $22,965 filing fee payable in connection with this filing. The offering under the Prior Prospectus Supplement and related Prior Registration Statement was effectively deemed terminated on September 16, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Global Ship Lease, Inc.	F-3	333-267468	9/16/2022		$16,530(1)	Equity	Depositary Shares, each Depositary Share representing 1/100th of a share of 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock		$150,000,000
Fee Offset Sources	Global Ship Lease, Inc.	F-3	333-267468		9/16/2022						$16,530(1)

(1)
Pursuant to Rule 457(p) under the Securities Act, Global Ship Lease, Inc. is offsetting the registration fee due in connection with this filing with $16,530 of the Initial Fee previously paid with respect to unsold securities under the Prior Prospectus Supplement and related Prior Registration Statement (the “Unsold Offset Securities”). The offering of the Unsold Offset Securities pursuant to the Prior Prospectus Supplement and related Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.